Exhibit 7.8


                                POWER OF ATTORNEY

     Know all by these presents, that each of the undersigned hereby constitutes and appoints Jonathan D. Sokoloff, signing singly, as the undersigned's true and lawful attorney-in-fact to:

     (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director or beneficial owner of Preferred Stock and Common Stock of Rite Aid Corporation (the "Issuer"), Amendment(s) to the Statement on Schedule 13D in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

     (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Amendment(s) to the Statement on Schedule 13D and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

     (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grant to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Issuer assuming, any of the undersigned's responsibilities to comply with Section 13 of the Securities Act of 1934, as amended.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Amendments to the Statement on
Schedule 13D with respect to the undersigned's holdings of and transactions in securities issued by the Issuer, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 18th day of June, 2002.


     /s/ Leonard I. Green
     ---------------------------------------
     Leonard I. Green


     Green Equity Investors III, L.P.
     By: GEI Capital III, L.L.C., its general partner

        By:      /s/ Jonathan D. Sokoloff
         -----------------------------------
        Name:    Jonathan D. Sokoloff
        Title:   Manager


     Green Equity Investors Side III, L.P.
     By: GEI Capital III, L.L.C., its general partner

        By:      /s/ Jonathan D. Sokoloff
         -----------------------------------
        Name:    Jonathan D. Sokoloff
        Title:   Manager


      GEI Capital III, L.L.C.

      By:      /s/ Jonathan D. Sokoloff
         -----------------------------------
        Name:    Jonathan D. Sokoloff
        Title:   Manager


      LGP Management, Inc.

      By:      /s/ Jonathan D. Sokoloff
         -----------------------------------
        Name:    Jonathan D. Sokoloff
        Title:   Vice President


      Leonard Green & Partners, L.P.
      By: LGP Management, Inc., its General Partner

        By:      /s/ Jonathan D. Sokoloff
         -----------------------------------
        Name:    Jonathan D. Sokoloff
        Title:   Vice President